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                                                                     EXHIBIT 5.1



                                  May 23, 1996



Thoratec Laboratories Corporation


1823 Eighth Street


Berkeley, California 94710



                       Registration Statement on Form S-3



Ladies and Gentlemen:



     We have acted as counsel to Thoratec Laboratories Corporation, a California corporation (the "Company"), in connection with the Registration Statement on Form S-3 (Registration No. 333-03637) filed with the Securities and Exchange Commission on May 13, 1996 (the "Registration Statement") for the purpose of registering under the Securities Act of 1993, as amended, 2,875,000 shares of the Company's Common Stock, no par value (the "Shares"), all of which are being sold by the Company. The Shares are to be sold pursuant to an Underwriting Agreement (the "Underwriting Agreement") among the Company, Vector Securities International, Inc. and Cruttenden Roth Incorporated, as representatives of the several underwriters named in Schedule I to the Underwriting Agreement.



     In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates:



     (a) The Restated Articles of Incorporation of the Company certified by the Secretary of State of the State of California as of May 23, 1996, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;



     (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;



     (c) A Certificate of the Secretary of the Company: (i) certifying that copies of all records of proceedings and actions of the Board of Directors of the Company, including any committee thereof, relating to the issuance of the Shares and the proposed public offering have been provided to us; and (ii) certifying as to certain factual matters;



     (d) The Registration Statement;



     (e) The draft of the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement; and



     (f) A Report of American Securities Transfer, Inc., Transfer Agent to the Company, to the effect that, as of May 22, 1996, there were 46,809,755 shares of Common Stock issued and outstanding.



     This opinion is limited to the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.



     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that: (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold;

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Thoratec Laboratories Corporation


May 23, 1996                                                              Page 2



(ii) the Underwriting Agreement signed by the parties thereto conforms in all material respects to the draft filed as Exhibit 1.1 to the Registration Statement; (iii) the currently unissued Shares to be sold by the Company are issued, delivered and paid for in accordance with the terms of the Underwriting Agreement; and (iv) all applicable securities laws are complied with, it is our opinion that the Shares, when issued by the Company, will be legally issued, fully paid and nonassessable.



     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments that come to our attention after the date of this opinion.



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                            Very truly yours,



                                            /s/ Heller Ehrman White & McAuliffe





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                                            Heller Ehrman White & McAuliffe